                                                                   EXHIBIT 10(i)


                                          April 18, 2001

PERSONAL AND CONFIDENTIAL

To Potential Fiscal 2002 Bonus Plan Participants

                        DEFERRAL OF FISCAL 2002 PRO-RATA BONUS

Bonus awards under Ralston Purina's various annual incentive programs will be made at the time of the proposed merger with Nestle, which is expected to close by December 31, 2001. Bonuses will be calculated based on an evaluation of both business and personal performance for the fiscal year period ending as of the effective date of the merger.

If the closing of the proposed merger occurs prior to September 30, 2001, fiscal 2001 pro-rata bonus awards will be made for the period October 1, 2000 through the date of the closing. If the transaction is finalized on September 30, 2001, full fiscal-year bonus amounts will be awarded. In either of these situations, if you are awarded a bonus, the bonus deferral election you made in December 2000 will govern whether the payment is made in cash or deferred under the terms of the Deferred Compensation Plan for Key Employees.

If the closing occurs after September 30, 2001, pro-rata bonus awards will be determined for the short fiscal year running from October 1, 2001 through the date of the closing. If you wish to defer a fiscal 2002 pro-rata bonus that may be awarded to you, THE ENCLOSED ELECTION FORM MUST BE COMPLETED AND POSTMARKED OR FAXED BY APRIL 30, 2001.

IN THE EVENT THAT THE MERGER WITH NESTLE DOES NOT TAKE PLACE, NEW DEFERRAL ELECTION MATERIALS WILL BE TIMELY DISTRIBUTED TO ADDRESS THE DEFERRAL OF THE FISCAL 2002 BONUS.

In general, deferring compensation provides the advantage of postponing payment of tax and of allowing any earnings on the deferred amount to accumulate tax free until distributed. Ralston Purina's Deferred Compensation Plan for Key Employees offers the following features:

- A company match contribution of 25% ON BONUS DOLLARS YOU DEFER INTO THE RALSTON PURINA EQUITY OPTION. Deferrals into the Equity Option will convert to the Prime Rate Option upon the occurrence of certain types of change in control of the Company, including the proposed merger with Nestle.

- Nine investment funds which mirror the returns of the Vanguard mutual funds available in the Savings Investment Plan, and the Prime Rate Option.

- Payment distribution options that provide 5 and 10 year ANNUAL INSTALLMENT PAYMENTS if you have an appropriate election on file.

- Transaction flexibility including DAILY INVESTMENT REALLOCATIONS, Internet access to account balance information, and quarterly account statements.

Deferral of Fiscal 2002 Pro-rata Bonus
April 18, 2001
Page Two


Please review the enclosed information, plan prospectus and prospectus supplements carefully. Then, using the pre-addressed envelope provided, return the 2002 Pro-rata Bonus Deferral Election form to Clark/Bardes Consulting, Compensation Resource Group (CRG), the plan record-keeper. PLEASE COMPLETE AND RETURN A FORM REGARDLESS OF WHETHER OR NOT YOU WISH TO REQUEST A DEFERRAL. YOU SHOULD KEEP A COPY OF THE COMPLETED FORM FOR YOUR RECORDS. YOUR ELECTION FORM MUST BE POSTMARKED OR FAXED TO CRG NO LATER THAN APRIL 30, 2001. You may not change your election to defer any pro-rata fiscal 2002 bonus award after April 30, 2001.

If you have questions, please contact CRG at 800-405-0911 or Pat Robbins, Manager, Compensation at 314-982-5889.

/s/ Ron Sheban

Ron Sheban
Ralston Purina Company
Compensation and Benefits Planning
Telephone 314-982-2325


Enclosures

DEFERRED COMPENSATION PLAN SUMMARY

Ralston Purina Company is pleased to offer you this opportunity to participate in the Ralston Purina Deferred Compensation Plan for Key Employees. Deferring compensation provides an opportunity for you to allocate a certain amount of your pre-tax savings to help you accumulate assets for planned events during the time you are working and beyond.

HIGHLIGHTS


During this enrollment period, you will have the opportunity to:

      -  Defer pre-tax compensation as follows:

         -  Defer up to 100% of your 2002 pro-rata bonus

      - Elect to receive your 2002 pro-rata bonus deferrals in one or more of the following:

         - A short-term lump-sum payout in January of the first calendar year following the effective date of the deferral (e.g. January, 2002, if the pro-rata bonus is awarded in calendar year 2001)

         - An intermediate-term lump-sum payout at some fixed date, which is at least 3 years after deferral, or

         -  A long-term payout at retirement or termination

      - Select 5- or 10-year annual installment payments if you defer long term and have an appropriate election on file.

      - Transfer existing unrestricted deferred compensation account balances among eleven available investment funds.



                                      - - -


THIS MATERIAL COVERS MAJOR PROVISIONS OF THE RALSTON PURINA DEFERRED COMPENSATION PLAN FOR KEY EMPLOYEES. MORE DETAILED INFORMATION IS AVAILABLE FROM THE PLAN DOCUMENT AND PLAN PROSPECTUS. IF THERE IS A DISCREPANCY BETWEEN THIS INFORMATION AND THE PLAN PROSPECTUS OR PLAN DOCUMENT, THE PLAN DOCUMENT WILL GOVERN. THE PLAN DOCUMENT IS ON FILE IN THE COMPENSATION DEPARTMENT, ST. LOUIS.

WHY DEFER COMPENSATION?

The plan offers flexibility to help you meet your present and future financial needs.

SAVING FOR RETIREMENT

When it comes to retirement planning, your qualified Retirement Plan and 401(k) Savings Investment Plan (SIP) are just a part of the story. Current federal income tax dollar limits restrict your yearly SIP savings and qualified Retirement Plan benefits. Internal Revenue Code discrimination testing may result in further reductions to your pre-tax saving opportunity in the SIP.

The Deferred Compensation Plan is a nonqualified plan, which means that it is not subject to the same IRS and federal income tax limits as the SIP and Retirement Plans. The plan allows you to supplement your pension and SIP savings by deferring and investing your bonus and salary BEFORE federal and state income and local taxes are deducted, and compound that pre-tax income, tax-free, until the money is paid to you. Because your account balance is based on your pre-tax deferral amount plus pre-tax earnings, your account balance grows faster than if you invested your after-tax income in similar investments outside the plan.

      FOR EXAMPLE:

      If you are in a 40% tax bracket and defer $10,000 into the Plan, you have an immediate tax savings of $4,000 in the year you defer. In addition, you have $10,000 in your deferred compensation account on which tax-deferred earnings accumulate.

SAVING FOR SHORTER-TERM GOALS

In addition to providing a source of income for retirement, the plan offers a source of income for shorter-term goals including helping to fund a child's college education or financing a new home purchase.

ALLOCATION OF DEFERRED AMOUNTS

When you make your deferral election, you allocate the amount to one or more of the following "measurement" funds in whole percentage increments, with the total equaling 100%:

      -     Prime Rate Option

      -     Ralston Purina Equity Option*

      -     Vanguard Wellington Fund

      -     Vanguard 500 Index Fund

      -     Vanguard Windsor II Fund

      -     Vanguard Small-Cap Index Fund

      -     Vanguard International Growth Fund

      -     Vanguard LifeStrategy Income Fund

      -     Vanguard LifeStrategy Conservative Growth Fund

      -     Vanguard LifeStrategy Moderate Growth Fund

      -     Vanguard LifeStrategy Growth Fund

* NOTE: DEFERRALS INTO THE RALSTON PURINA EQUITY OPTION WILL CONVERT TO THE PRIME RATE OPTION UPON THE OCCURRENCE OF A CHANGE IN CONTROL OF THE COMPANY, AS DEFINED IN THE DEFERRED COMPENSATION PLAN FOR KEY EMPLOYEES. THE PROPOSED MERGER CONSTITUTES A CHANGE IN CONTROL UNDER THE PLAN.

Under the terms of the Plan, you do not own shares or units of the measurement funds you select. The funds are used only as a means for measuring the return on your deferred compensation. Your account is credited with investment returns based on these funds, reflecting a bookkeeping entry only and will not represent an actual investment made on your behalf.

DEFERRED AMOUNTS WILL EARN RETURNS (WHICH MAY BE POSITIVE OR NEGATIVE) AS IF THEY HAD BEEN INVESTED AT THE NET ASSET VALUE (NET OF INVESTMENT ADVISORY FEES) OF THE MEASUREMENT FUNDS.

- With the exception of the Prime Rate Option, all account balances will be valued daily based on the performance of the measurement funds as of the close of business day on the valuation date, at the closing price quoted on the New York Stock Exchange.

- The Prime Rate Option will be valued based on the average of the daily close of business prime rates as established by the Morgan Guaranty Trust Company of New York.

In selecting your measurement funds, you should consider the effect your selections will have on your overall asset portfolio. To help you in this process, you should read the prospectuses for the Vanguard measurement funds. Prospectuses for the Vanguard Funds can be requested by contacting Vanguard Participant Services at 800-523-1188.

CREDITING YOUR ACCOUNT

PRO-RATA BONUS

If you elect to defer all or a portion of your fiscal year 2002 pro-rata bonus, that amount will be credited to your account(s) effective as of a date prior to the closing of the merger transaction between Ralston Purina and Nestle. Special bonuses awarded immediately prior to the closing shall be subject to your deferral election. Special bonuses paid at any other time shall not be eligible for deferral. An election to defer is subject to the approval of the Chief Executive Officer and the Human Resources Committee.

COMPANY MATCH ON PRO-RATA BONUS

Pro-rata fiscal 2002 bonus awards, and all special bonuses eligible for deferral, will be credited with a 25% match if you elected to defer them into the Equity Option.

VESTING

If you are a participant not yet vested in your Company matching deferral account, you will become fully vested in all Company matching deferrals if you remain employed with Ralston Purina Company or one of its subsidiaries on the effective date of the merger of Ralston Purina and Nestle. If the merger does not occur, the normal vesting schedule for Company matching deferrals, as described in the prospectus, will continue to apply.

TYPES OF DISTRIBUTIONS

If you elect to defer a pro-rata bonus that may be awarded to you, you may choose whether you want to receive this deferral amount, plus the earnings credited on such deferral, in the form of a short-term, intermediate-term or long-term payout. The following chart summarizes distribution options under the
Plan:

--------------------------------------------------------------------------------
 DEFERRALS            PURPOSE            WHEN RECEIVED      PAYMENT OPTIONS
--------------------------------------------------------------------------------
 SHORT-TERM           When you need      January of the     Lump sum only
                      income the         calendar year
                      following year     following the
                                         year in which
                                         the bonus is
                                         deferred
--------------------------------------------------------------------------------
 INTERMEDIATE-TERM    For shorter-term   January of the     Lump sum only
                      financial needs    calendar year at
                      such as college    least 3 years
                      or a home          following the
                      purchase           date the bonus is
                                         deferred
--------------------------------------------------------------------------------
 LONG-TERM            For long-term or   Retirement or      Lump sum or 5-
                      retirement income  termination of     or 10- year
                                         employment         annual
                                                            installment
                                                            payments*
--------------------------------------------------------------------------------

* TO RECEIVE PAYMENTS THROUGH THE 5- OR 10-YEAR ANNUAL INSTALLMENT OPTION, YOU MUST HAVE A TIMELY INSTALLMENT ELECTION FORM ON FILE.

SHORT-TERM

Short-term deferral allows you to defer your pro-rata bonus until January of the calendar year following the year in which the bonus is deferred. Short-term deferrals can ONLY be allocated to the Prime Rate Option. Interest on the amount is credited at the prime rate under the terms of the Prime Rate Option. YOUR PAYMENT IS ONLY AVAILABLE IN A LUMP SUM.

INTERMEDIATE-TERM

Intermediate-term deferrals are available to help you meet shorter-term financial needs such as helping to fund a child's college education, financing a future home purchase, or meeting other foreseeable financial obligations, and can be allocated to any of the available funds.

Intermediate-term deferrals provide you with access to all or a portion of your annual deferral amount, plus earnings, at any point in the future but no earlier than January of the calendar year at least 3 years from the date the bonus is deferred. YOUR PAYMENT IS ONLY AVAILABLE IN A LUMP SUM. However, a Company matching deferral on an intermediate-term deferral into the Equity Option will be paid upon your termination of employment in accordance with the lump-sum or installment form of payment applicable to the remainder of your accounts in the Plan.

LONG-TERM

Long-term deferrals provide you with access to your account at retirement or termination of employment and can be allocated to any of the available funds. Long-term distribution options vary as follows:

      - WHEN YOU LEAVE THE COMPANY, you can receive a benefit from the Plan in a lump sum or in annual installments over a period of 5 or 10 years if you had a timely installment election form on file. Only long-term and Company matching deferrals are eligible for 5- or 10-year installment payments. If installments are elected, the unpaid balance will continue to accrue earnings based on your investment selections. If no such installment election has been made, you will receive your distribution in lump sum. Distributions (other than with respect to short- or intermediate-term deferrals) will begin no later than 60 days following the date of your retirement or termination.

      - IF YOU DIE WHILE ACTIVELY EMPLOYED, your beneficiary will receive a lump-sum payment equal to your account balance, unless a timely installment election is in place at the time of your death.

      - IF YOU DIE WHILE RECEIVING INSTALLMENT PAYMENTS, your beneficiary will continue receiving the balance of those installment payments.

TAX IMPLICATIONS OF DEFERRAL

AT THE TIME OF DEFERRAL

Amounts you defer under the Plan will not be taxed for federal income tax purposes in the year they are earned and would have otherwise been paid to you. However, FICA tax (Social Security - up to taxable wage base - and Medicare HI) is withheld. In addition, earnings credited in accordance with the Plan will not be taxed for federal income tax purposes until the year they are distributed.

FICA taxes must be withheld at the time your deferrals are earned and credited to your account balance. IRS rules require that your deferral amounts are considered wages at the time that they ARE EARNED, regardless of when paid, for the purpose of calculating FICA taxes (Social Security and Medicare HI tax components). If, at the time of deferral, your wages for the year have exceeded the taxable wage base for Social Security ($80,400 for 2001), the Social Security portion of FICA (6.2%) will not apply to your deferred bonus or deferred salary. If the taxable wage base for Social Security has not been met at the time of deferral, FICA will be withheld from any cash compensation with respect to your deferred amounts. Since no taxable wage base limit applies to the Medicare HI component, your deferred compensation will be subject to Medicare HI withholding tax of 1.45%. The Ralston Purina Equity Option Company match amount, if any, will also be subject to FICA in the year you turn age 50. Upon the closing of the merger, all unvested Company matching accounts vest and will also be subject to FICA at that time. Earnings on deferred amounts are never subject to FICA taxes.


UPON DISTRIBUTION

Your annual deferral amounts and earnings accrued on such amounts are taxed as current income for state income and local tax purposes, as applicable, upon distribution. Special income tax averaging is not available. All FICA should have been withheld at the time of your deferral or (with respect to the Company match) your attainment of age 50 or upon occurrence of the merger when all unvested Company matching accounts vest, and no additional FICA should be due. Please note that under law, installment payments made over 10 years may not be subject to state income taxes, if paid to you when you are residing in a state that imposes no income tax; however, lump sum payments, in such case, may be subject to taxes imposed by the state in which you were employed when such deferred compensation was earned. This issue should be discussed with your tax advisor.

PLAN ADMINISTRATION

ACCOUNT STATEMENTS

You will receive an account statement quarterly as soon as practicable following the close of each calendar quarter. Clark/Bardes Consulting, Compensation Resource Group, Inc. (CRG) assists the Company with the administration of the plan and will prepare the statements.

Also, CRG provides an Internet system so that you can access your account 24 hours a day from your computer. The Internet system allows you to access your current balance and make certain changes, such as allocating your account balance to different funds. For more information, contact CRG at:

      -  SERVICE CENTER: 800-405-0911

      -  WEBSITE: crgworld.com (an I.D. and password is required)

LOANS AND WITHDRAWALS

You may not take loans from the Plan and may not roll over distributions to an IRA or another tax-qualified retirement plan. Hardship withdrawals are allowed in very limited circumstances at the plan administrator's discretion in cases of an unforeseeable emergency creating a serious and immediate financial hardship.

BENEFICIARY

You must designate a beneficiary to receive your deferral amount in the event that you die and your account is not paid. You may designate any individual or entity you wish to be your beneficiary.

PLAN IS UNFUNDED

Federal law requires that the deferred compensation accounts remain "unfunded". If you have an account balance in this Plan, you will be an unsecured general creditor of Ralston Purina Company for the amount of your account balance. The Company has established a Grantor Trust, the assets of which are subject to the claims of the creditors of the Company, to help meet its benefits obligations.


ASSIGNMENT OF BENEFITS

You cannot in any way sell, assign, hypothecate, alienate, encumber, or in any way transfer or convey in advance of receipt, any of your rights under the Plan.

HOW DEFERRED COMPENSATION AFFECTS OTHER BENEFITS

RETIREMENT PLAN

The Ralston Purina Retirement Plan definition of "final average earnings" includes deferred compensation. Therefore, under the terms of that Plan, your pension benefit will be calculated including deferred bonuses, as long as their inclusion does not violate IRS nondiscrimination rules governing qualified plans or other IRS limits. Deferred bonuses will be included in benefit earnings for purposes of the Retirement Plan in the calendar year in which they are awarded.

SIP

If you are a participant in the Savings Investment Plan (SIP), any bonus deferred under the Deferred Compensation Plan will not be included in your compensation for purposes of computing your SIP contribution or the Company matching SIP contribution. Please note, however, that your SIP contributions are deducted from the cash payments of short-term deferrals (but not from payments of intermediate-term deferrals) if you are an active employee at the time of the payout.


SOCIAL SECURITY

Distributions made from the Plan will not directly affect your Social Security benefits. For purposes of Social Security, these distributions are considered "earned" when they are credited to your account; therefore, they do not constitute earned income under the earnings test when they are distributed to you. However, because the distributions will be considered gross income for income tax purposes, they may have the effect of subjecting your Social Security benefits to income taxation.

ENROLLMENT

If you wish to defer your fiscal 2002 pro-rata bonus into the Plan, you must complete an election form and send it to CRG no later than APRIL 30, 2001.

To defer, complete the following steps:

      1. FILL OUT THE ENCLOSED DEFERRAL ELECTION FORM.

         First, in the DEFERRAL ELECTION section, indicate HOW MUCH, if any, of the pro-rata bonus you may be awarded that YOU WOULD LIKE TO DEFER into the Plan. If you choose not to defer, please check the "No Deferral" box, sign and return the form.

         Then, make your DEFERRAL TERM ELECTION by indicating whether you want your fiscal 2002 pro-rata deferral to be paid out 1) in January of the first calendar year following the effective date of the deferral (e.g. January, 2002 if the pro-rata bonus is awarded in calendar 2001), 2) at some future date under the intermediate-term deferral, or 3) at retirement or termination of employment.

         Next, under FUND ALLOCATION, select the fund(s) to which you would like to direct your deferrals. NOTE: IF YOU ELECT TO DEFER 100% OF YOUR PRO-RATA BONUS TO JANUARY OF THE FIRST CALENDAR YEAR FOLLOWING THE EFFECTIVE DATE OF THE DEFERRAL (E.G. JANUARY, 2002 IF THE PRO-RATA BONUS IS AWARDED IN CALENDAR 2001), DO NOT COMPLETE THE FUND ALLOCATION SECTION, WHICH ONLY APPLIES TO INTERMEDIATE- AND LONG-TERM DEFERRALS. All short-term deferrals are allocated to the Prime Rate Option and are not subject to the Company match.

         If you would like to initially elect or change the form of distribution in the event of retirement or termination of employment (which excludes short- and intermediate-term deferrals), complete the PAYMENT FORM section indicating if you want a lump-sum or installment payments over 5 or 10 years. This election applies to your entire deferred compensation account balance (other than short- and intermediate-term deferrals noted above) and only applies to distributions made at least one year following the date this form is completed. IF YOU DO NOT WISH TO CHANGE YOUR CURRENT FORM OF DISTRIBUTION, YOU DO NOT NEED TO COMPLETE THIS SECTION. If no installment payment election form is in effect at the time of distribution the payment will be made in the form of a lump sum.

         Finally, complete the ACKNOWLEDGEMENT section of the form.

         If you would like to change your current beneficiary designation, contact CRG at 800-405-0911. Your beneficiary will receive your benefits in the event you die before your account is paid. You may elect anyone you wish as your beneficiary.

      2. SIGN AND DATE THE DEFERRAL ELECTION FORM.

      3. RETURN THE COMPLETED ELECTION FORM IN THE PRE-ADDRESSED ENVELOPE TO CRG. RETAIN A COPY FOR YOUR RECORDS. TO BE EFFECTIVE, YOUR ELECTION FORM MUST BE POSTMARKED NO LATER THAN APRIL 30, 2001. WHILE FACSIMILE COPIES OF THE ELECTION FORM WILL BE ACCEPTED THROUGH THE DEADLINE, A SIGNED COPY MUST ALSO BE MAILED TO CRG AT THE FOLLOWING ADDRESS:


                  CLARK/BARDES CONSULTING, COMPENSATION RESOURCE GROUP
                  ATTN:  LAURA POPE
                  633 W. 5TH STREET, 52ND FLOOR
                  LOS ANGELES, CA 90071
                  FAX NUMBER: 213-438-6600

There are eleven options available under the Deferred Compensation Plan by which investment returns are measured: nine Vanguard funds, the Prime Rate Option, and the Ralston Purina Equity Option. An abbreviated capsule description of each investment option and its historical returns are outlined below. Before deciding which option(s) to select, you should read the Plan prospectus and the fund prospectuses for the relevant Vanguard measurement funds which provide additional details. NOTE THAT, UNDER THE TERMS OF THE DEFERRED COMPENSATION PLAN FOR KEY EMPLOYEES, THESE FUNDS ARE USED FOR MEASUREMENT PURPOSES ONLY. YOUR ACCOUNT WILL BE CREDITED WITH INVESTMENT RETURNS BASED ON THESE FUNDS, BUT WILL BE REFLECTED AS A BOOKKEEPING ENTRY ONLY AND WILL NOT REPRESENT AN ACTUAL INVESTMENT MADE ON YOUR BEHALF.

The fund performance data shown below constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933, and is intended to be incorporated in and made part of the Prospectus dated May 1, 1999 for the Ralston Purina Company Deferred Compensation Plan for Key Employees. The date of this Prospectus Supplement is March 30, 2001.

AVERAGE ANNUALIZED RETURNS AS OF DECEMBER 31, 2000

                                                             1 YEAR     5 YEARS     10 YEARS
                                                             ------     -------     --------
RALSTON PURINA EQUITY OPTION* .........................      25.87%      13.51%      12.06%
Common stock of Ralston Purina Company.

PRIME RATE OPTION .....................................       9.23%       8.46%       7.88%
Interest based on the average prime rates established
by Morgan Guaranty Trust Company of New York.

VANGUARD WELLINGTON FUND ..............................      10.40%      13.09%      14.00%
The fund's assets are divided between common stocks
and bonds, with an average of 65% of assets in stocks
and 35% in bonds.  The fund invests in dividend-paying
large and mid-capitalization stocks of
well-established companies whose prospects are
improving but whose values have yet to be recognized
in the marketplace.

VANGUARD 500 INDEX FUND ...............................      -9.06%      18.31%      17.35%
The fund holds all of the 500 stocks that make up the
Standard & Poor's 500 Index in proportion to their
weighting in the index. The fund attempts to match the
performance of the index, a widely recognized
benchmark of U.S. stock market performance, and it
remains fully invested in stocks at all times. Though
the fund seeks to match the index, its performance
typically can be expected to fall short by a small
percentage representing operating costs.

VANGUARD WINDSOR II FUND ..............................      16.86%      16.06%      16.81%
The fund invests in a diversified group of
out-of-favor stocks of large-capitalization
companies.  The stocks are, as a group, selling at
prices below the overall market average compared to
their dividend income and future return potential.

VANGUARD SMALL-CAP INDEX FUND .........................      -2.67%      11.43%      16.19%
The fund attempts to match the performance of the
Russell 2000 Index, an unmanaged index of small
companies.  The fund invests in a large sampling of
stocks that matches certain characteristics of the
index (such as industry weightings, market
capitalization, and dividend yield).  Though the fund
seeks to match the index, its performance typically
can be expected to fall short by a small percentage
representing operating costs.

VANGUARD INTERNATIONAL GROWTH FUND ....................      -8.60%      10.02%      10.30%
The fund invests in stocks of high-quality, seasoned
companies based outside the United States.  It invests
60% to 70% of its assets in companies with sustainable
competitive advantages and strong prospects for
long-term growth.

VANGUARD LIFESTRATEGY INCOME FUND .....................       8.06%       9.11%        N/A
This fund seeks a high level of income.  It invests
its net assets in a combination of four different
Vanguard funds: a stock fund, two bond funds, and an
asset allocation fund.

VANGUARD LIFESTRATEGY CONSERVATIVE GROWTH FUND ........       3.12%      10.69%        N/A
This fund seeks a high level of income and moderate
long-term growth of capital. It  invests its net
assets in a combination of five different Vanguard
funds: a domestic stock fund, an international stock
fund, two bond funds, and an asset allocation fund.

VANGUARD LIFESTRATEGY MODERATE GROWTH FUND ............      -0.88%      12.27%        N/A
This fund seeks a reasonable level of income and
long-term growth of capital and income. It invests its
net assets in a combination of four different Vanguard
funds: a bond fund, a domestic stock fund, an
international stock fund, and an asset allocation fund.

VANGUARD LIFESTRATEGY GROWTH FUND .....................      -5.44%      13.70%        N/A
This fund seeks long-term growth of capital and
income. It invests its net assets in a combination of
four different Vanguard funds: a bond fund, a domestic
stock fund, an international stock fund, and an asset
allocation fund.

FUND PERFORMANCE
PAGE TWO



* On April 1, 2000, the Company issued a dividend of one share of common stock of Energizer Holdings, Inc. for every three shares of Ralston Purina Company Common Stock then held. On April 1, 1998, the Company issued a dividend of one share of common stock of Agribrands International, Inc. for every ten shares of Ralston Purina Company Common Stock then held. On March 31, 1994, the Company issued a dividend of one share of common stock of Ralcorp Holdings, Inc. for every three shares of Ralston Purina Company Common Stock then held. The Energizer, Agribrands, and Ralcorp shares received are assumed to be liquidated, with the proceeds from such sales being reinvested in Ralston Purina Company Common Stock, for purposes of the above average annualized returns.

On July 30, 1993, the Company recapitalized its former single class of common stock by redesignating it as Ralston-RPG Group Stock ("RPG") and distributing Ralston-CBG Group Stock ("CBG"). The ten year average annualized returns shown above reflect the rate of return for the single class of common stock from January 1, 1991 through July 30, 1993, and reflect a capitalization-weighted combination of RPG and CBG Stock from August 2, 1993 (the date of initial issuance of RPG and CBG stocks) until May 15, 1995. On May 15, 1995, each share of CBG stock was exchanged for 0.0886 shares of Ralston-RPG stock; the shares of RPG stock received upon the exchange are included in the overall performance of RPG subsequent to that date. The rates of return shown subsequent to May 15, 1995 reflect the single class of Ralston common stock.

On January 16, 2001, the Company announced a merger whereby Nestle S.A. will acquire all of the outstanding shares of Ralston Purina for $33.50 per share in cash upon the completion of the merger.

                  2002 PRO-RATA BONUS DEFERRAL ELECTION

Please submit my request as follows with respect to any fiscal 2002 pro-rata bonus, or any special bonus, awarded immediately prior to the closing (the "fiscal 2002 Bonus") that I may earn from Ralston Purina Company or its affiliates. I understand that an election to defer, once made, is IRREVOCABLE, and subject to the approval of the Chief Executive Officer and Human Resources Committee.

--------------------------------------------------------------------------------
DEFERRAL ELECTION  PLEASE CHECK BOX BELOW IF YOU WISH TO DEFER A
                   PORTION OF THE FISCAL 2002 BONUS YOU MAY BE AWARDED.
--------------------------------------------------------------------------------

[ ] Deferral       I elect to defer ______%, or all up to $_________, or
                   defer all in excess of $__________ of my fiscal 2002 Bonus.

[ ] No Deferral    I elect not to defer my fiscal 2002  Bonus.

--------------------------------------------------------------------------------
DEFERRAL TERM      SELECT THE PERIOD OVER WHICH YOU ELECT TO DEFER YOUR
                   FISCAL 2002 BONUS.  PERCENTAGES MUST TOTAL 100%.
--------------------------------------------------------------------------------

I elect to receive __________% of my fiscal 2002 Bonus deferral amounts as a short-term payout in January of the first calendar year following the effective date of the deferral (e.g. January, 2002 if the pro-rata bonus is awarded in calendar 2001) with interest calculated under the terms of the Prime Rate Option, PAYABLE IN A LUMP SUM. IF YOU CHOOSE TO DEFER 100% OF YOUR BONUS SHORT-TERM, DO NOT COMPLETE THE FUND ALLOCATION SECTION BELOW.

I elect to receive _______% of my fiscal 2002 Bonus deferral amounts as an intermediate-term payout in the January following ______ years (minimum of 3) from the date the deferral is effected. For example, if the merger with Nestle occurs by December 31, 2001, you may receive payment as early as January, 2005. Such amount shall be PAYABLE IN A LUMP SUM ONLY.

I elect to receive _______% of my fiscal 2002 Bonus deferral amounts as a retirement or termination payment.

FUND ALLOCATION    PLEASE ALLOCATE BONUS DEFERRALS IN WHOLE PERCENTAGE
                   INCREMENTS. TOTALS MUST EQUAL 100%. THIS SECTION APPLIES
                   ONLY TO INTERMEDIATE AND LONG-TERM DEFERRALS. ALL
                   SHORT-TERM DEFERRALS ARE AUTOMATICALLY CREDITED WITH
                   INTEREST UNDER THE TERMS OF THE PRIME RATE OPTION.

IMPORTANT NOTE: A 25% COMPANY MATCH IS PROVIDED ON DEFERRALS INTO THE RALSTON PURINA EQUITY OPTION. DEFERRALS INTO THE RALSTON PURINA EQUITY OPTION WILL CONVERT TO THE PRIME RATE OPTION UPON THE OCCURRENCE OF A CHANGE IN CONTROL OF THE COMPANY, AS DEFINED IN THE DEFERRED COMPENSATION PLAN FOR KEY EMPLOYEES.

                                                            BONUS ALLOCATION
Ralston Purina Equity Option                                     _______%

Prime Rate Option                                                _______%

Vanguard Wellington Fund                                         _______%

Vanguard 500 Index Fund                                          _______%

Vanguard Windsor II Fund                                         _______%

Vanguard Small-Cap Index Fund                                    _______%

Vanguard International Growth Fund                               _______%

Vanguard LifeStrategy Income Fund                                _______%

Vanguard LifeStrategy Conservative Growth Fund                   _______%

Vanguard LifeStrategy Moderate Growth Fund                       _______%

Vanguard LifeStrategy Growth Fund                                _______%

                                                                   100  %
                                                                 _______

--------------------------------------------------------------------------------
 PAYMENT FORM       CHECK ONE BOX BELOW TO SELECT A PAYMENT OPTION. IF YOU
                    HAVE AN EFFECTIVE DISTRIBUTION ELECTION FORM ON FILE, AND
                    YOU DO NOT WANT TO CHANGE YOUR CURRENT DISTRIBUTION FORM,
                    THIS SECTION DOES NOT HAVE TO BE COMPLETED; RATHER THAT
                    ELECTION FORM WILL CONTINUE TO APPLY.
--------------------------------------------------------------------------------

 This election will apply to all Deferred Compensation Plan distributions (other than with respect to short- and intermediate-term deferrals, which are payable only in a lump sum). This payment form election will apply only to distributions made one year following the date this form is completed.

 CHECK ONE:  [ ] Lump Sum Payment  [ ] 5 Annual Installments  [ ] 10 Annual Installments

 ACKNOWLEDGEMENT    I UNDERSTAND AND AGREE THAT MY PARTICIPATION IN THE PROGRAM
                    WILL BE SUBJECT TO THE TERMS AND CONDITIONS OF THE PROGRAM.
                    I UNDERSTAND THAT ANY DEFERRAL ELECTION THAT I MAKE IS
                    IRREVOCABLE AND CANNOT BE CHANGED.

Signature of Participant              Social Security Number


Name (Print or Type)                  Today's Date


Department                            Location/Floor #


Home Street Address                      City             State      Zip


--------------------------------------------------------------------------------
   MAIL OR FAX TO CLARK/BARDES CONSULTING - COMPENSATION RESOURCE GROUP, INC.
                            (CRG) - ATTN: LAURA POPE
                633 W. 5TH STREET - 52ND FLOOR - LOS ANGELES, CA
                      90071-2086 - FAX NUMBER: 213-438-6600

       THIS FORM MUST BE POSTMARKED OR FAXED NO LATER THAN APRIL 30, 2001
--------------------------------------------------------------------------------

                              PROSPECTUS SUPPLEMENT


      This document shall constitute a supplement to the Ralston Purina Company Deferred Compensation Plan for Key Employees Prospectus dated May 1, 1999. The date of this Prospectus Supplement is December 1, 2000.

REFERENCES TO CO-CHIEF EXECUTIVE OFFICERS. All references in the May 1, 1999 Prospectus to co-Chief Executive Officers shall now mean Chief Executive Officer.

SHORT-TERM DEFERRALS. Short-term deferrals will be credited to the Prime Rate Fund and may not be transferred to other deferral options in the Plan.

THE PARAGRAPH REGARDING FORFEITURES AND PENALTIES IS REVISED AS FOLLOWS:

      VESTING AND FORFEITURE. A participant shall be fully vested in his or her Company Matching Deferral upon termination of employment if the participant has attained age 50 or is involuntarily terminated at any age, other than for cause. A participant shall forfeit his or her Company Matching Deferral if the participant is terminated for cause at any age or voluntarily terminates employment prior to age 50. In the event of a Change of Control of the Company or an Acceleration of Payment, all Company Matching Deferrals will become vested and non-forfeitable.

MEASUREMENT FUND DESCRIPTIONS. Revised fund descriptions for certain of the Measurement Fund Options are provided below:

   - LifeStrategy Conservative Growth Fund. The Vanguard LifeStrategy Conservative Growth Fund invests its net assets in a combination of five different Vanguard mutual funds: two bond funds, a U.S. equity fund, an international equity fund and an asset allocation fund. Designed as a balanced "fund of funds", the objective of the LifeStrategy Conservative Growth Fund is to provide investors with a prudent investment program, seeking a high level of income and moderate long-term growth of capital. The LifeStrategy Conservative Growth Fund incurs no direct expenses, instead bearing its share of the expenses of the underlying mutual funds in which it invests. No assurance can be given that the LifeStrategy Conservative Growth Fund will achieve its objective.

   - LifeStrategy Moderate Growth Fund. The Vanguard LifeStrategy Moderate Growth Fund invests its net assets in a combination of four different Vanguard mutual funds: a bond fund, a U.S. equity fund, an international equity fund and an asset allocation fund. Designed as a balanced "fund of funds", the objective of the LifeStrategy Moderate Growth Fund is to provide investors with a prudent investment program, seeking growth of capital and a low to moderate level of current income. The LifeStrategy Moderate Growth Fund incurs no direct expenses, instead bearing its share of the expenses of the underlying mutual funds in which it invests. No assurance can be given that the LifeStrategy Moderate Growth Fund will achieve its objective.

   - LifeStrategy Growth Fund. The Vanguard LifeStrategy Growth Fund invests its net assets in a combination of four different Vanguard mutual funds: a bond fund, a U.S. equity fund, an international equity fund and an asset allocation fund. Designed as a balanced "fund of funds", the objective of the LifeStrategy Growth Fund is to provide investors with a prudent investment program, seeking long-term growth of capital and some current income. The LifeStrategy Growth Fund incurs no direct expenses, instead bearing its share of the expenses of the underlying mutual funds in which it invests. No assurance can be given that the LifeStrategy Growth Fund will achieve its objective.

   - Small-Cap Index Fund. The Vanguard Small-Cap Index Fund (the "Small Capitalization Fund") seeks investment results that parallel the performance of the unmanaged Russell 2000 Small Stock Index, a broadly diversified index consisting of the 2000 smallest companies out of the 3,000 largest U.S. companies. The Fund is invested in the common stocks of a statistically selected sample of small company stocks, which is designed to balance industry weightings, market capitalization, price/earnings ratio, dividend yields and other characteristics, such as yield, price to earnings and debt to asset ratios, in order to roughly duplicate those of the Russell 2000 Index. Small company stocks have historically been more volatile than the stock market as a whole. For this reason, the Small Capitalization Fund should be considered only by investors willing to assume above average interim risks in search of above average long-term capital appreciation. The yield on the Fund will generally decrease or increase from year to year in accordance with market conditions. No assurance can be given that the Small-Cap Index Fund will achieve its objective.



                                      - - -




      THIS DOCUMENT CONSTITUTES A SUPPLEMENT TO THE PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

                              PROSPECTUS SUPPLEMENT


      This document shall constitute a supplement to the Ralston Purina Company Deferred Compensation Plan for Key Employees Prospectus dated May 1, 1999. The date of this Prospectus Supplement is January 30, 2001.

The Deferred Compensation Plan for Key Employees (the "Plan") has been amended effective January 15, 2001 to incorporate the following changes:

   Each Deferred Compensation Plan participant who is employed by Ralston Purina Company at the time of a change in control of the Company (e.g. when the Nestle merger occurs) will be fully vested in his or her company-match accounts and, the Fixed Benefit Option, as applicable.

   Effective January 30, 2001, the Ralston Purina Equity Option will be valued based on the daily closing price quoted on the New York Stock Exchange Composite Index on the day of the transaction. Previously, a 10-day average price was used to value Ralston Purina Equity Option accounts. Examples of transactions include transfer of account balances between accounts and payment distributions at retirement or termination of employment.

   Upon the merger with Nestle, participants will be credited with $33.50 for each share equivalent credited to their Ralston Purina Equity Option and the proceeds will be credited to the Prime Rate Option. In accordance with pre-existing Plan provisions, the Ralston Purina Equity Option will be eliminated coincident with the merger.

   All participants will now have the opportunity to elect to receive benefits upon retirement or termination of employment in the form of five or ten-year installment payments regardless of whether the participant has attained age 50 at the time of termination.

   At the time any investment fund options under the Plan are changed following a change in control of the Company, the Plan must be brought into conformity with the investment guidelines set forth in Attachment A hereto, and such guidelines shall be maintained as long as there are participant balances remaining within the Plan.


                                      - - -

THIS DOCUMENT CONSTITUTES A SUPPLEMENT TO THE PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

                                                                    ATTACHMENT A

           INVESTMENT ELECTION QUALITY MAINTENANCE STANDARDS
            FOR DEFERRED COMPENSATION PLAN FOR KEY EMPLOYEES
               AND THE EXECUTIVE SAVINGS INVESTMENT PLAN

At the time any plan investment fund choices are changed by the Plan Administrator following a Change of Control, the Deferred Compensation Plan for Key Employees and the Executive Savings Investment Plan shall conform with the following guidelines which would be maintained irrevocably as long as there are participant balances remaining within these plans.

For participants with deferred balances, the above captioned plans shall always incorporate a broad selection of investment choices which cover the spectrum of investor characteristics taking into account risk and return. These investment choices should continue to include the "Prime Rate" Fund with interest crediting according to the current prime rate and for other funds should mirror publicly traded mutual funds which have received a "3" (average) Morningstar rating or better. Any fund whose Morningstar rating has fallen below "3" would mandatorily have to be replaced within a period of sixty days following two successive ratings below "3" by Morningstar.

Investment offerings in addition to the Prime Rate Fund must include and at all times mirror mutual funds conforming to the following standards:

         A. At least two fixed income funds, the first being a fund seeking stability of principal (constant net asset value of $1.00 per share) and a high level of current income consistent with 2 to 3 year average maturity and the second being a fixed income fund mirroring the Lehman Aggregate Bond Index.

         B. At least one balanced fund comprising highly liquid equities and fixed income securities pursuing three investment objectives:

               (1)   conservation of capital,

               (2)   reasonable current income and

               (3)   profits without undue risk

         C. At least four equity funds one of which must mirror the S&P 500 Index, one of which must be Growth oriented, one of which must be Value oriented and the third of which should invest in international equities or be structured as a global fund. If only the minimum 4 equity offerings are offered, then both the Growth-oriented and the Value-oriented funds shall be predominantly comprised of mid to large capitalization equities.